EXHIBIT 10.1

SOFTWARE PURCHASE AGREEMENT

This SOFTWARE PURCHASE AGREEMENT is made as of this 13th day of February 2025 (this “Agreement”) between Nexscient, Inc., a Delaware corporation (the “Company”) and i2 Analytics, Inc. (the “Seller”). The Company and the Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is the owner of the AI Media Toolkit SaaS software application (“Software”);

WHEREAS, the Company, a publicly held company trading on the OTC Venture Markets seeks to expand its business its collaborative network of intelligent enterprise applications and technologies through synergistic acquisitions of technologies involved in machine learning artificial intelligence; and

WHEREAS, the Seller wishes to sell to the Company, and the Company wishes to purchase from the Seller, the Software on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	INTERPRETATION

1.1.	Definitions. In this Agreement:

(a)	“Application” shall mean a computer program or group of computer programs designed for end users;

(b)	“Closing” means the closing of the transactions contemplated in this Agreement;

(c)	“Closing Date” means the date of Closing;

(d)	“Company Shares” means shares of Common Stock, $0.001 per share, par value, of Nexscient, Inc. [OTCQB: NXNT] to be issued to the Seller on Closing.

(e)

“Components” includes include all assets, i.e. any and all elements of the Software including without limitation any and all graphics, files, layout, maps, sketches, pictures, design documents, graphic files and tools. Such Components shall be provided in the two following forms: the raw data form, as it directly comes out of the commercially available tools used by Seller, and software data form in a form that is readable by the software during runtime;

(f)	“Encumbrances” means any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, causes of action or demands of any nature whatsoever and however arising;

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(g)	“Improvement” or “Improvements” means any modification or variant of the Software which, if manufactured, used, or sold, would fall within the scope of the Software;

(h)

“Intellectual Property” means: all (i) discoveries and inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all United States, international, and foreign patents, patent applications (either filed or in preparation for filing), patent disclosures and statutory invention registrations, including all reissuances, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers (whether or not registered) including all common law rights, all registrations and applications for registration (either filed or in preparation for filing) thereof, all rights therein provided by international treaties or conventions, and all renewals of any of the foregoing, (iii) all copyrightable works and copyrights (whether or not registered), all registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all data and documentation relating thereto, (iv) confidential and proprietary information, trade secrets, know-how (whether patentable or nonpatentable and whether or not reduced to practice), processes and techniques, research and development information including patent and/or copyright searches conducted by Seller and/or any third party, ideas, technical data, designs, drawings and specifications, (v) Software, (vi) coded values, formats, data and historical or current databases, whether or not copyrightable, (vii) domain names, Internet websites or identities used or held for use by the Seller, (viii) other proprietary rights relating to any of the foregoing (including without limitation any and all associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions), and (ix) copies and tangible embodiments of any of the foregoing.;

(i)

“Know-how” means all know-how, knowledge, expertise, works of authorship, prototypes, technology, information, patterns, plans, designs, research, research data, trade secrets, drawings, unpatented blue prints, flow sheets, equipment or parts lists, descriptions, instructions, manuals, data, records, procedures, materials or tools relating to the Inventions or to the design, development, manufacture, use or commercial application of the Inventions;

(j)	“Object Code” means the machine-readable binary version of a computer program that is used by the computer to run the program;

(k)

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or any agency or subdivision thereof) or any other entity of any kind;

(l)	“SEC Reports” has the meaning set forth in Section 4.2(h) of this Agreement;

(m)	“Software" means the software Application, including the Source Code, Object Code, Components and Tools, as set forth in Exhibit A;

(n)

“Source Code” means, with respect to the Software, the computer programs relating thereto in human readable form, including programmers’ comments, data files and structures, header and include files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably required or necessary to enable an independent third party programmer with a reasonable level of programming skills to create, maintain, modify or enhance the Software without the help of any other person. Data files containing Source Code must be in standard ASCII format and be readable by any commercially available text editor;

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(o)	“Tools” mean all of the Seller’s proprietary tools used for the development of the Software and their related Source and Object Code;

(p)

“Transaction Documents” means this Agreement, and all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder; and

(q)	“US Exchange Act” means the United States Securities Exchange Act of 1934, as amended; and

(r)	“US Securities Act” means the United States Securities Act of 1933, as amended.

2.	SALE, ASSIGNMENT AND TRANSFER OF SOFTWARE

2.1.

Sale and Assignment of Software. On the terms and subject to the conditions set forth in this Agreement, the Seller hereby covenants and agrees to sell, assign, transfer and convey all of its rights, title and interests in and to the Software to the Company free and clear of any and all Encumbrances whatsoever and the Seller further agrees to waive any moral rights that the Seller may have with respect to the Software in favor of the Company.

2.2.

Purchase Price and Consideration for Software. In consideration for the sale, assignment, transfer and conveyance of the Software by the Seller to the Company and the waiver by the Seller of any moral rights they may have with respect to the Software, the Company agrees to pay total consideration in the amount of $135,000 as follows:

2.2.1.1.	Cash: $47,500, whereby $19,000 (40%) is paid to Seller at signing of Agreement and balance of $28,500 (60%) is paid to Seller at Closing (see Exhibit D); and

2.2.1.2.

Stock: Issuance of 350,000 Shares of Nexscient’s Common Stock, $0.001 per share, par value (OTCQB: NXNT), valued at $87,500 based on Company’s Common Stock price of $0.25 per Share, to the Seller at Closing.

2.2.1.3.

Consulting Agreement. As a condition to Closing, Seller shall enter into a software support agreement with the Buyer, or its subsidiary, for an initial period of six (6) months, with an option to extend for a mutually agreed upon extension period. During the term of the engagement, Seller shall provide necessary software maintenance tasks including, but not limited to, quality assurance (QA), programming bug fixes, and critical updates to the Software. For such services, the Seller shall receive a monthly retainer of not less than $3,500 per month.

2.3.

Further Assurances.At any time after Closing, and from time to time thereafter, the Seller shall, upon the Company’s written request, and at the Company’s expense, take any and all action and execute, acknowledge and deliver to the Company any and all further instruments and assurances necessary or expedient in order to fully vest in the Company the Software and to facilitate the Company’s enjoyment, defense and enforcement thereof. If, at any time after Closing, any entity or person directly or indirectly controlled by the Seller (a “Seller Affiliate”) is determined or deemed to have any right, title or interest in or to the Software, the Seller agrees to use their best efforts to cause that Seller Affiliate to transfer, assign, convey or release in favor of the Company any and all right, title or interest that Seller Affiliate may have in or to the Software without payment of any additional consideration by the Company. The Seller hereby irrevocable designates and appoints the Company and its duly authorized officers and agents, with full power of substitution, as the Seller’s agents and attorneys-in-fact to act for and on behalf and instead of the Seller, to take any and all actions, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to fully vest in the Company or perfect the sale, transfer, assignment and conveyance of the Software to the Company or to protect the same or to enforce any claim or right of any kind with respect thereto. The forgoing power is coupled with an interest and is irrevocable.

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2.4.

Later Improvements. If, after the date of this Agreement, the Seller, or any of them, develop or discover, or is a co-developer or co-discoverer of any Improvement, then such Seller shall promptly sell, assign and transfer the Improvement and all of that Seller’s rights to such Improvement to the Company without the payment of any additional payment or consideration.

2.5.

Delivery of Know-how and Intellectual Property. The Seller shall communicate to the Company all Know-how and Intellectual Property in the possession of the Seller reasonably relevant to the Software. The Seller will continue to communicate to the Company all such further Know-how and Intellectual Property as may later come into the possession of any of the Seller.

2.6.

Confidential Information. All Know-how, Intellectual Property and other technical information relating to the Software in the possession of the Seller shall be deemed to be confidential information. The Seller shall not disclose or authorize the disclosure of such information to any third party, except with the prior express written consent of the Company. The Seller shall take reasonable precautions to prevent the unauthorized disclosure to third parties of all such confidential information

3.	CLOSING AND CONDITIONS OF CLOSING

3.1.

Closing. Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the Parties hereto. The Closing Date shall be such date as is agreed upon by the Parties hereto, but shall be no later than February 28, 2025. Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before February 28, 2025, this Agreement shall automatically be terminated and of no further force and effect except with respect to the provisions of Section 5.3 of this Agreement.

3.2.

Closing Deliveries of Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Seller a share certificate, or evidence of book entry deposit in the name of the Seller at the Company’s transfer agent, representing the Company Shares registered in the name of the Seller; and

3.3.	Closing Deliveries of Seller. On or prior to the Closing Date, the Seller shall deliver or cause to be delivered to the Company the following:

(a)	a bill of sale with respect to the sale, transfer and assignment of the Software to the Company in such form as may reasonably be requested by the Company;

(b)	an intellectual property assignment, duly executed by the Seller; and

(c)	such other documents and instruments as the Company may reasonably request.

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3.4.	Conditions Precedent in Favor of Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions precedent being met:

(a)

the Company shall have completed its due diligence investigations into the Seller and the Software, and such other matters as it, in its sole discretion, deems relevant, and such investigations shall not have disclosed any matter that the Company, in its sole discretion, considers to be adverse to the completion of the transactions contemplated herein;

(b)

each of the respective representations and warranties of the Seller contained in this Agreement or in any other certificate or document delivered by the Seller to the Company pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which such information was given;

(c)	all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed;

(d)

at the Closing Date, there shall have been no materially adverse change in the status or condition of the Software or the rights of the Seller with respect thereto, or with respect to their ability to transfer the Software to the Company, except as may otherwise specifically contemplated hereunder.

3.5.	Conditions Precedent in Favor of the Seller. The respective obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(a)

each of the respective representations and warranties of the Company contained in this Agreement or in any other certificate or document delivered by the Company to the Seller pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which such information was given; and

(b)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

4.	WARRANTIES, REPRESENTATIONS AND COVENANTS

4.1.

Representations of Seller. The Seller represents, warrants and covenants to and with the Company as follows, and acknowledge that the Company is relying upon such representations, warranties covenants in entering into this Agreement and the transactions contemplated hereby:

(a)

Seller is a corporation duly organized, validly existing and in good standing under the laws of its origin and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Seller is not in default of any of the provisions of its articles of incorporation, by laws or any other organizational or governing documents of Seller;

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(b)

Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to be signed by Seller and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents to be signed by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been, or prior to the Closing Date, will be, duly authorized by Seller’s board of directors. No other corporate or shareholder proceedings on the part of Seller is or will be necessary to authorize such documents or to consummate the transactions contemplated hereby or thereby. This Agreement is, and the other Transaction Documents to be executed by Seller, when executed and delivered as contemplated herein or therein, will be duly and validly authorized, executed and delivered, and will be valid and binding obligations of Seller enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy;

(c)	The Seller is the sole legal and beneficial owner of the Software free and clear of all Encumbrances, with good and marketable title thereto;

(d)	The Seller has the right, power and authority to sell, assign and transfer the Software to the Company;

(e)

No person has any right, agreement or option, or any right or privilege (whether legal, beneficial, court ordered, pre-emptive, contractual or otherwise) capable of becoming a right, agreement or option, for the purchase or acquisition, directly or indirectly, in or to the Software (or any portion thereof) or any rights to the Software (or any portion thereof);

(f)	There are no bankruptcy proceedings pending, being contemplated by or threatened against the Seller;

(g)	The Seller has not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Software (or any portion thereof);

(h)

The entry by the Seller into this Agreement and each of the Transaction Documents to be executed by it, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any term or provision of any instrument or agreement, written or oral, to which the Seller may be a party or to which the Software may be subject, and will not, to the best of the knowledge of the Seller, result in the violation of any applicable law or regulation to which the Seller or the Software may be subject;

(i)

The Seller is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Software (or any portion thereof);

(j)	The use of the Software by the Seller has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(k)	The Seller was not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Software (or any portion thereof);

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(l)

There are no actions, suits, proceedings (whether or not purportedly on behalf of the Seller) or investigations, pending or, to the best of the Seller’s knowledge, threatened against or affecting any of the Seller or the Software which might result in the impairment or loss of the Seller’s rights, title or interests in or to the Software, or which might otherwise have a material adverse effect on the Software (including, but not limited to, any action, suit or proceeding which might prevent or otherwise impair the ability of the Seller to sell, assign, transfer and convey the Software to the Company), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign and the Seller is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(m)

The Seller is not in material default or breach of any material contracts, agreements, written or oral, indentures or other instruments to which it is a party and which affect the Software or the ability of the Seller to sell, assign, transfer and convey the Software to the Company, and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach;

(n)

The execution, delivery and performance of this Agreement by the Seller will not result in any violation of, or be in conflict with or constitute a default under (i) any judgment, decree, or order of any court, arbitrator or other governmental authority, or (ii) any statute, regulation, rule, ordinance or license of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to the Seller or to which the Software may be subject;

(o)

The Seller is not in default, and has not received any notice of default, with respect to any order, writ, injunction or decree of any court or of any commission or administrative agency, which might result in the impairment or loss of any of the Seller’s respective interests in and to the Software, or which might otherwise have a material adverse effect on the Software or impair the ability of the Seller to sell, assign, transfer and convey the Software to the Company;

(p)

The Seller has made full disclosure to the Company of all aspects of the Software and has made all of its books and records available to the representatives of the Company in order to assist the Company in the performance of its due diligence searches and no material facts in relation to the Software have been concealed by the Seller; and

(q)

At the request and cost of the Company, the Seller shall, before and after Closing, execute and deliver to the Company all documents, and will do all such other acts and things, as may be necessary or desirable to complete and ensure and perfect the sale, assignment, transfer and conveyance of the Software to the Company.

(r)

No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made or alleged to have been made by the Seller, any of its affiliates.

4.2.

Representations of Company. The Company represents, warrants and covenants to and with the Seller as follows, and acknowledges that the Seller is relying upon such representations, warranties and covenants in entering into this Agreement and the transactions contemplated hereby:

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. The Company is not in default of any of the provisions of its articles of incorporation, by laws or any other organizational or governing documents of the Company;

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(b)

The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to be signed by the Company and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents to be signed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been, or prior to the Closing Date, will be, duly authorized by the Company’s board of directors. No other corporate or shareholder proceedings on the part of the Company are or will be necessary to authorize such documents or to consummate the transactions contemplated hereby or thereby. This Agreement is, and the other Transaction Documents to be executed by the Company, when executed and delivered as contemplated herein or therein, will be duly and validly authorized, executed and delivered, and will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy;

(c)

The entering into of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any of the terms or provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company may be a party;

(d)

The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the Company’s knowledge, result in the violation of any law or regulation of the United States, or of any local government bylaw or ordinance to which the Company or the Company's business may be subject;

5.	ADDITIONAL COVENANTS OF THE PARTIES

5.1.

Assistance with Securities Law Disclosures. The Seller agrees to provide the Company with such information regarding the Seller and the Software as the Company may reasonably request for the purpose of preparing such reports, schedules, forms, statements or other documents required to be filed, furnished or disclosed by the Company with respect to, or in anticipation of Closing of, the transactions contemplated in the Transaction Documents under the under the provisions of the US Securities Act or the US Exchange Act, as applicable, and the Seller further agrees to provide the Company with reasonable assistance in the preparation of such reports, schedules, forms, statements or other documents.

5.2.

Due Diligence. Upon the execution of this Agreement by the parties hereto, the Seller shall make available to the Company and the Company’s authorized representatives copies of all patents, Know-How, Intellectual Property or other agreements or documents relating to the Software or to which the Software is subject, together with such other information or documentation as the Company may reasonably request for the purpose of conducting its due diligence investigations hereunder.

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5.3.

Confidential Information. Prior to Closing of the transactions contemplated herein, the Seller and the Company may have access to material non-public information owned by the other (“Confidential Information”). Each of the parties hereto agree to keep all such Confidential Information confidential in accordance with reasonable industry practices and shall only make such information available to its employees, agents, consultants and advisors as may be necessary to complete the transactions contemplated herein. Each of the parties further agree not to use any Confidential Information of any other party for any purpose other than the pursuit of the transactions contemplated herein. Confidential Information shall not include any information that was known by the other party prior to its disclosure or is or becomes public knowledge through no fault of the receiving party, or is rightfully received by the receiving party from a source other than a party to this Agreement. Any Confidential Information provided by a party to this agreement to another party to this Agreement, and any derivatives thereof, whether created by the disclosing party or the recipient party, shall remain the property of the disclosing party.

5.4.

Non-Compete. The Parties agree that the competitive use and knowledge of any Confidential Information would substantially and irreparably injure the Company’s business, prospects and good will. The Parties also agree that the Company’s business is global in nature due to the type of products and/or services being provided. Therefore, Seller agrees that for a period of twelve (12) months following Closing, Seller shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, consultant, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

(a)

develop, sell, market, offer to sell products and/or services where the Company markets its business that have the same or similar technological approach or technology platform, offered or sold by the Company;

(b)

solicit, induce, encourage or attempt to induce or encourage any employee or consultant of the Company to terminate his or her employment or consulting relationship with the Company or to breach any other obligation to the Company;

(c)

solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between the Company and any consultant, contractor, customer, potential customer, or supplier of the Company; or

(d)

engage in or participate in any business in the same industry as the Company which is conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by the Company.

Seller acknowledges that the foregoing geographic, activity and time limitations contained in this Section are reasonable and properly required for the adequate protection of the Company’s business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, the Seller shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that Seller is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

6.

INDEMNITY. The Seller agrees to indemnify, defend and hold the Company, and each of their officers, directors, employees, agents, attorneys and consultants, harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by the Seller of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or the schedules and exhibits hereto. The term “Losses” shall mean all damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature or description, it being the intent of the parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred.

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7.	SECURITIES PROVISIONS

7.1.

The Seller acknowledges and agrees that the Company Shares are “restricted securities” within the meaning of the U.S. Securities Act and will be issued to the Seller in accordance with Regulation D of the U.S. Securities Act. Any certificates representing the Company Shares will be endorsed with the following legend in accordance with Regulation D of the U.S. Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION D PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

7.2.

The Seller agrees not to reoffer, resell, transfer or dispose the Company Shares unless such reoffer, resale, transfer or disposition is made pursuant to an effective registration under the U.S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act, and any applicable state securities laws. The Seller further agrees that the Company may refuse to register any resale or transfer of the Company Shares not made pursuant to an effective registration under the U.S. Securities Act and any applicable state securities law or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

7.3.

The Seller covenants, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale of the Company Shares to the Seller:

(a)

An investment in the Company’s securities is highly speculative, and the Seller is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of his investment, has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the securities of the Company.

(b)	The Seller can bear the economic risk of an investment in the securities of the Company.

(c)

The Seller has had full opportunity to review the Company’s filings with the SEC, including the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and additional information regarding the business and financial condition of the Company. The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Company Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Company Shares under this Agreement and the business, properties, prospects and financial condition of the Company. The Seller has had full opportunity to discuss this information with the Seller’s legal and financial advisers prior to execution of this Agreement.

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(d)

The Seller acknowledges that it has been informed that the offering of the Company Shares by the Company has not been reviewed by the SEC or any other regulatory body and that the Company Shares are being issued by the Company pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(e)

The Seller understands that the Company Shares will be "restricted securities" under the U.S. Securities Act and the rules and regulations promulgated thereunder as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the U.S. Securities Act only in certain limited circumstances. In this connection, the Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act and the rules and regulations promulgated thereunder.

(f)	The Seller acknowledges that the Company is in the early stages of development of its business and may require substantial funds in the near future in order to continue as a going concern.

(g)	The Seller is not aware of any general solicitation or advertisement of the Company Shares.

8.	GENERAL PROVISIONS

8.1.

Entire Agreement. This Agreement, together with the other Transaction Documents, including the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

8.2.

Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

8.3.

Survival. All covenants, agreements, representations and warranties on the part of each of the parties, notwithstanding any investigations or enquiries made by any of the parties prior to the date hereof or the waiver of any condition by any of the parties, shall survive for a period ending on the one (1) year anniversary of the Closing Date.

8.4.

Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

8.5.

Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.6.

Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

8.7.

Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware the Parties hereto agree to submit to the jurisdiction of the courts of Los Angeles, California with respect to any legal proceedings arising herefrom.

8.8.	Time. Time is of the essence of this Agreement.

8.9.	Headings. The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

8.10.	Counterparts. This agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

NEXSCIENT, INC.

/s/ Fred E. Tannous
Name: Fred E. Tannous
Title: President & CEO

I2 ANALYTICS, INC.

/s/ Edward Morales
Name: Edward Morales
Title: Managing Director

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EXHIBIT A

DESCRIPTION OF SOFTWARE

AI Media Toolkit is a powerful SaaS platform that allows create users to use sophisticated OpenAI Generative Artificial Intelligence (AI) technology to generate various text content and other media content in more than 53 language using latest GPT-3.5-Turbo, GPT-4 models. Allows to automatically generate blog articles, website copy, landing pages and digital ads for various business applications to boost online traffic and productivity.

Users can also generate AI Images by describing the image via OpenAI DALL-E-2 / DALL-E-3 / DALL-E-3 HD and Stable Diffusion (by Stability.ai) solutions. AI Toolkit has a powerful backend admin panel that allows control the kind of OpenAI Models (GPT4 Turbo, GPT4 Vision, GPT4, GPT3 Turbo) for each user group. With the AI Code feature, users can generate code in any programming language with the help of the AI.

Also includes an AI Chat Bot system which allows users to ask any questions and get any result and comes with 42 AI Chat Bots by default. Users can create unlimited Chat Bots with the help of the new OpenAI Assistant feature. Additionally, users can create transcriptions of audio and video files with the Speech-to-Text feature via the OpenAI Whisper model.

Additional features include the ability to generate AI Voiceovers with more than 1,700 voices and 150 languages and dialects, where one can combine up to 20 voices from different TTS vendors in a single task, and synthesize text up to 100,000 characters. All these features are powered by leading cloud service providers, including ElevenLabs, OpenAI TTS, Microsoft Azure, AWS Polly and Google Cloud Platform. AI Media Toolkit also offers the ability to create granular subscription plans that include precise models and various feature settings.

AI Media Toolkit software application purchase includes the source code, object code, components and tools. AI Media Toolkit also facilities links to multiple payment processors.

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EXHIBIT B

BILL OF SALE

Know all persons by these present:

i2 Analytics, Inc. (the “Seller”), in consideration of one hundred thirty five thousand dollars and no cents ($135,000.00), represented by a combination of cash and shares of Nexscient common stock (OTCQB: NXNT), and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and set over to Nexscient, Inc., a Delaware corporation, (“Buyer”), all of Seller’s right, title and interest in and to the software and other tangible personal property described on Exhibit A of the Software Purchase Agreement, made a part hereof (all of such personal property is hereinafter collectively referred to as the “Software”) except to the extent that such equipment is specifically excluded therein.

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of the Software; that the Software is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell the Software and to make this Bill of Sale.

THE PARTIES AGREE THAT THE SOFTWARE SOLD, CONVEYED, TRANSFERRED AND ASSIGNED HEREBY IS SOLD AND CONVEYED ON AN "AS IS, WHERE IS" BASIS AND THAT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY TO THE GOODS SOLD. BUYER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF USE OR LOSS OF PROFITS INCURRED BY BUYER IN CONNECTION WITH OR RELATING TO THE PURCHASE OF THE SOFTWARE PURSUANT TO THIS AGREEMENT OR THE USE OF THE SOFTWARE. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its officer thereunto duly authorized this 13th day of February 2025.

I2 ANALYTICS, INC.

/s/ Edward Morales
Name: Edward Morales
Title: Managing Director

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EXHIBIT C

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (the “Assignment”), dated as of February 13, 2025, is by and between i2 Analytics, Inc. (the “Assignor”) and Nexscient, Inc. (the “Assignee”). Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Assignor and Assignee are parties to a certain Software Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which, among other things, Assignor agreed to sell and Assignee agreed to purchase certain assets of Assignor;

WHEREAS, it is a condition to the Closing of the Purchase Agreement that Assignor enters into this Assignment; and

WHEREAS, Assignee desires to acquire all Assignor’s right, title and interest in and to the Intellectual Property;

NOW, THEREFORE, in consideration of, among other things, the Consideration provided for in the Purchase Agreement and in further consideration of the mutual covenants and agreements contained in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.	Capitalized terms unless otherwise stated are defined in the Purchase Agreement.

2.

Assignment of Domain Names. Effective as of the date of Closing provided for in the Purchase Agreement, Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all right, title and interest of Assignor in and to the websites, domain names and registrations held by Assignor related to the Software (the “Assigned Domain Names”).

3.

Transfer of Intellectual Property. Effective as of the date of Closing provided for in the Purchase Agreement, Assignor sells, transfers, conveys, assigns and delivers to Assignee and Assignee accepts all Intellectual Property related to the Software.

4.

Relationship with the Purchase Agreement. This Assignment is intended to evidence the consummation of the transactions contemplated by the Purchase Agreement. This Assignment is in all respects subject to the provisions of the Purchase Agreement and is not intended in any way to supersede, limit or qualify any provision of the Purchase Agreement.

5.

Further Assurances. If a certain number of Assigned Domain Names and Intellectual Property were not duly endorsed in favor of Assignor following the relevant purchase or acquisition by, or transfer or assignment to, the same, Assignor hereby undertakes to give to Assignee all assistance reasonably necessary to the end of finalizing endorsements contemplated by this Assignment in favor of Assignee even, where necessary, by appointing an attorney-in- fact duly empowered to carry out all the actions necessary for such purpose.

6.	Successors. This Assignment shall inure to the benefit of and is binding upon the respective successors and assigns of Assignor and Assignee.

7.

Governing Law. This Assignment shall be governed by and construed in accordance with (i) the laws of the United States, in respect to intellectual property issues, where applicable, and (ii) in all other respects, including as to validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

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IN WITNESS WHEREOF, Assignor and Assignee caused this Assignment to be duly executed as of the date first written above.

NEXSCIENT, INC.

/s/ Fred E. Tannous

Name: Fred E. Tannous Title: President & CEO

I2 ANALYTICS, INC.

/s/ Edward Morales
Name: Edward Morales
Title: Managing Director

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EXHIBIT D

WIRE TRANSFER INSTRUCTIONS

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